EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE

CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
TO WEBCAST CREDIT SUISSE FIRST BOSTON
GLOBAL BEVERAGES AND TOBACCO CONFERENCE PRESENTATION

ATLANTA, March 27, 2003 -- Coca-Cola Enterprises will webcast a presentation to analysts and investors on Wednesday, April 2, 2003 at 2:35 p.m.(ET). North American Group President David Van Houten, Jr. and Chief Financial Officer Patrick J. Mannelly will make the presentation at the Credit Suisse First Boston Global Beverages and Tobacco Conference.

The public can access the live webcast through the Company's Web site at www.cokecce.com. A replay of the presentation will be available online through the Investor Relations section of the Company's Web site.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of  The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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